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                    (11) Consent of KPMG Peat Marwick LLP

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                        Independent Auditors' Consent
                       -------------------------------



To the Shareholders and Board of Directors of the BNY Hamilton Funds, Inc.:


We consent to the use of our report dated February 13, 1998 with respect to the BNY Hamilton Funds, Inc. (including the BNY Hamilton Equity Income Fund, BNY Hamilton Large Cap Growth Fund, BNY Hamilton Small Cap Growth Fund, BNY Hamilton International Equity Fund, BNY Hamilton Intermediate Government Fund, BNY Hamilton Intermediate Investment Grade Fund, BNY Hamilton Intermediate New York Tax-Exempt Fund, BNY Hamilton Intermediate Tax-Exempt Fund, BNY Hamilton Money Fund, and the BNY Hamilton Treasury Money Fund), incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in each of the Funds' Prospectuses.



                                                       /S/ KPMG Peat Marwick LLP
New York, New York                                     (KPMG Peat Marwick LLP)
April 27, 1998

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                    (11) Consent of Deloitte & Touche

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Post-Effective Amendment No. 11 to Registration Statement No. 33-47703 of BNY Hamilton Fund, Inc. to the references to us under the headings "Financial Highlights" in the Prospectuses, which are included in such Registration Statement.


/s/ Deloitte & Touche LLP
New York, New York
April 29, 1998